Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-3 of PayPal Holdings, Inc. of our report dated February 4, 2025 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of PayPal Holdings, Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts”, in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 4, 2025